Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.

Registration Statement (Form S-8, File No. 333-221306) pertaining to the 2011 Stock Incentive Plan, the 2017 Stock Option and Incentive Plan, and the 2017 Employee Stock Purchase Plan of Allena Pharmaceuticals, Inc.,

2.	Registration Statement (Form S-8, File No. 333-223939) pertaining to the 2017 Stock Option and Incentive Plan and the 2017 Employee Stock Purchase Plan of Allena Pharmaceuticals, Inc.,

3.

Registration Statement (Form S-3, File No. 333-228656) and related Prospectus of Allena Pharmaceuticals, Inc. for the registration of common stock, preferred stock, debt securities, warrants, and units, and

4.	Registration Statement (Form S-8, File No. 333-230127) pertaining to the 2017 Stock Option and Incentive Plan of Allena Pharmaceuticals, Inc.;

of our report dated March 16, 2020, with respect to the consolidated financial statements of Allena Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 16, 2020